Exhibit 99.1

WELLPOINT HIGHLIGHTS OPERATIONAL ACCOMPLISHMENTS AND

DETAILS 2009 GUIDANCE AT ANNUAL INVESTOR MEETING

Company reiterates earnings per share growth guidance for 2009 while outlining strategies to enhance long-term value for customers and shareholders

Indianapolis, IN – February 24, 2009 – WellPoint, Inc. (NYSE: WLP) today hosted its 2009 investor conference in Indianapolis, IN. During the meeting, WellPoint’s executive leadership team reviewed the company’s performance over the past year, assessed the business environment and offered detailed company guidance for 2009.

“While the current economy will present challenges in 2009, we expect growth of 1 percent to 3 percent over $5.48 of adjusted earnings per share in 2008,” said Angela F. Braly, president and chief executive officer of WellPoint, as she began her remarks to investors. “This forecast assumes a further increase in unemployment rates across our Blue states. We are comfortable with these employment assumptions and we will continue to take the steps necessary to position WellPoint to address the challenges as well as capitalize on the opportunities presented by today’s economy.”

During the conference, Braly and her leadership team highlighted a number of specific actions WellPoint took during 2008 to position the company for improved long-term growth, including:

•

Introduced and expanded new products in the market, including SmartSense, Employee Elect and PRISM, which have already generated enrollment growth. WellPoint also saw significant growth in its Lumenos Consumer-Driven Health Plan portfolio of products.

•	Significantly reduced claims inventory levels and increased claims processing speeds, leading to better customer service.

•

Created an Operations Council, composed of key executives throughout the company, to ensure day-to-day execution of WellPoint’s business plan as well as attainment of operating targets and maximization of profitable growth. The Operations Council has improved collaboration across the organization for enhanced visibility into future developments.

•	Invested in medical management programs and information technology for competitive differentiation and greater efficiency.

•	Conducted a market-by-market review to gain better visibility into competitive dynamics across WellPoint’s service areas.

“We are already seeing positive results for our customers from many of the actions we’ve taken,” added Braly. “We will remain focused on improving health care quality and affordability, and delivering the best overall value to the marketplace. WellPoint continues to be a financially strong company with distinct competitive advantages to benefit us over the long-term.”

Wayne S. DeVeydt, executive vice president and chief financial officer of WellPoint, echoed Braly’s comments and said, “We are projecting earnings growth in 2009 despite economy-related enrollment losses because we have executed on a series of initiatives to improve operational performance. Our reserves for medical claims have increased by $400 million, or 7 percent, from year-end 2007 and we continue to maintain a strong and diverse investment portfolio. We have good liquidity at our parent company and we expect to generate $3 billion of operating cash flow during 2009. We are very focused on providing excellent service to our customers and successfully executing our business plans.”

DeVeydt provided the following specific guidance for 2009:

•

Net income is expected to be in the range of $5.51 to $5.66 per share, representing growth of 1 percent to 3 percent over $5.48 of adjusted net income per share in 2008. The 2009 guidance assumes no future net realized investment gains or losses, and a reconciliation of 2008 adjusted net income per share to 2008 GAAP net income per share is included in this press release.

•	Operating revenue is expected to grow by approximately $400 million, or 1 percent, in 2009.

•	Medical enrollment is expected to decline by 1 million members, reflecting the company’s assumption of a continued increase in unemployment rates.

•	The benefit expense ratio is expected to decline to between 82.7 percent and 82.9 percent in 2009.

•	The SG&A expense ratio is expected to be 15.3 percent in 2009.

•	Cash flow from operations is expected to total approximately $3 billion.

A webcast replay of the investor conference will be available at www.wellpoint.com for two weeks.

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Contacts:	Investor Relations	Media
	Michael Kleinman, 317-488-6713	Todd Siesky, 317-488-6548

About WellPoint, Inc.

WellPoint is committed to improving the lives and health of the people and communities we serve by simplifying the connection between health, care and value. Our goal is to help shape the impact each health care decision has on individuals, the health care system at-large, and our communities. WellPoint’s more than 42,000 associates work every day to help create the best health care value for our customers. Through collaborations with providers and with innovative programs, WellPoint’s affiliated health plans reward healthy lifestyles and quality, safe and effective care. As the nation’s largest health benefits company, with approximately 35 million members in its affiliated health plans, WellPoint is at the center of the health care system. This position provides us with the relationships and insights needed to help create affordable and actionable solutions that improve health care.

As an independent licensee of the Blue Cross and Blue Shield Association, WellPoint serves members as the Blue Cross licensee for California; the Blue Cross and Blue Shield licensee for Colorado, Connecticut, Georgia, Indiana, Kentucky, Maine, Missouri (excluding 30 counties in the Kansas City area), Nevada, New Hampshire, New York (as the Blue Cross Blue Shield licensee in 10 New York City metropolitan and surrounding counties and as the Blue Cross or Blue Cross Blue Shield licensee in selected upstate counties only), Ohio, Virginia (excluding the Northern Virginia suburbs of Washington, D.C.), Wisconsin; and through UniCare. Additional information about WellPoint is available at www.wellpoint.com.

WellPoint, Inc.

GAAP RECONCILIATION

This press release includes references to a non-GAAP financial measure. This non-GAAP financial measure is not intended to be an alternative to any measure calculated in accordance with GAAP. Rather, this non-GAAP financial measure is presented in order to aid investors when comparing the WellPoint, Inc.’s financial results among periods. A reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated in accordance with GAAP is presented below.

Net Income Per Diluted Share – Year Ended December 31, 2008

For the year ended December 31, 2008, net income was $4.76 per diluted share. These results included: net realized investment losses of $1.45 per diluted share; an impairment charge of $0.17 per diluted share related to certain intangible assets in the Company’s State Sponsored business; and income tax benefits totaling $0.90 per diluted share, resulting from the favorable resolution of certain federal and state tax matters. Excluding these items, net income for the year ended December 31, 2008, was $5.48 per diluted share.

Year Ended December 31, 2008
(unaudited)
Net income per diluted share	$4.76
Add back:
Net realized investment losses (1)	1.45
Impairment charge for certain State Sponsored intangible assets (2)	0.17
Subtract:
Income tax benefits from the favorable resolution of certain federal and state tax matters (3)	(0.90)

Adjusted net income per diluted share	$5.48

(In millions, except per share data)
(1) After-tax impact of net realized investment losses	$759.6
Approximate diluted per share effect	$1.45

(2) After-tax impact of impairment charge for certain State Sponsored intangible assets	$90.8
Approximate diluted per share effect	$0.17

(3) Income tax benefits from the favorable resolution of certain federal and state tax matters	$473.0
Approximate diluted per share effect	$0.90

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Company and its representatives may from time to time make written and oral forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA), including statements in this press release, in presentations, filings with the Securities and Exchange Commission, or SEC, and reports to shareholders and in meetings with analysts and investors. The projections referenced in this press release are forward-looking and they are intended to be covered by the safe harbor for “forward-looking statements” provided by PSLRA. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)”, “intend”, “estimate”, “project” and similar expressions are intended to identify forward-looking statements, which generally are not historical in nature. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond our control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in our public filings with the SEC; increased government regulation of health benefits, managed care and pharmacy benefit management operations; trends in health care costs and utilization rates; our ability to secure sufficient premium rate increases; our ability to contract with providers consistent with past practice; competitor pricing below market trends of increasing costs; reduced enrollment, as well as a negative change in our health care product mix; risks and uncertainties regarding the Medicare Part C and Part D Prescription Drug benefits programs, including those related to CMS sanctions, potential uncollectability of receivables resulting from processing and/or verifying enrollment (including facilitated enrollment), inadequacy of underwriting assumptions, inability to receive and process correct information, uncollectability of premium from members, increased medical or pharmaceutical costs, and the underlying seasonality of the business; a downgrade in our financial strength ratings; litigation and investigations targeted at health benefits companies and our ability to resolve litigation and investigations within estimates; our ability to meet expectations regarding repurchases of shares of our common stock; funding risks with respect to revenue received from participation in Medicare and Medicaid programs; non-compliance with the complex regulations imposed on Medicare and Medicaid programs; events that result in negative publicity for us or the health benefits industry; failure to effectively maintain and modernize our information systems and e-business organization and to maintain good relationships with third party vendors for information system resources; events that may negatively affect our license with the Blue Cross and Blue Shield Association; possible impairment of the value of our intangible assets if future results do not adequately support goodwill and other intangible assets; possible inability to realize the value of our deferred tax assets; intense competition to attract and retain employees; unauthorized disclosure of member sensitive or confidential information; changes in the economic and market conditions, as well as regulations, that may negatively affect our investment portfolios and liquidity needs; possible restrictions in the payment of dividends by our subsidiaries and increases in required minimum levels of capital and the potential negative affect from our substantial amount of outstanding indebtedness; general risks associated with mergers and acquisitions; various laws and our governing documents which may prevent or discourage takeovers and business combinations; future bio-terrorist activity or other potential public health epidemics; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Except to the extent otherwise required by federal securities law, we do not undertake any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in our SEC reports.

SOURCE: WellPoint, Inc.

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